                                                                    Exhibit 10.2






                           STOCK PURCHASE AGREEMENT

                                 BY AND AMONG

                                BABF CITY CORP.

                      CITY TRUCK AND TRAILER PARTS, INC.
            AND ITS AFFILIATES AND MERGER SUBSIDIARIES NAMED HEREIN

                                      AND

                        THE SHAREHOLDERS AND MEMBERS OF
                      CITY TRUCK AND TRAILER PARTS, INC.
                  AND ITS AFFILIATES AND MERGER SUBSIDIARIES

                                 May 29, 1998

                               TABLE OF CONTENTS

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
ARTICLE I. ACTIONS PRIOR TO AND IMMEDIATELY FOLLOWING THE CLOSING.......................  1

     1.1. The Mergers and Contributions.................................................  1
     1.2. Redemption and Payment of Debt................................................  2
     1.3. The Closing...................................................................  2
     1.4. Reclassification..............................................................  3

ARTICLE II. PURCHASE....................................................................  3

     2.1. Purchase Price................................................................  3
     2.2. Post-Closing Redemption Price Adjustment......................................  3
     2.3. Section 338(h)(10) Election...................................................  5

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE EXISTING
             SHAREHOLDERS................................................................ 5

     3.1. Corporate Organization and Standing...........................................  5
     3.2. Affiliates and Merger Subsidiaries............................................  6
     3.3. Capitalization of City........................................................  6
     3.4. Authorization.................................................................  6
     3.5. Title to Shares...............................................................  7
     3.6. No Conflict or Violation......................................................  7
     3.7. Facilities....................................................................  8
     3.8. Financial Statements..........................................................  9
     3.9. Books and Records............................................................. 10
     3.10. Litigation................................................................... 10
     3.11. Licenses and Permits; Compliance with Laws................................... 10
     3.12. Tax Matters.................................................................. 11
     3.13. Brokers, Finders............................................................. 13
     3.14. Absence of Certain Changes................................................... 13
     3.15. Material Contracts........................................................... 16
     3.16. Proprietary Rights........................................................... 17
     3.17. Labor Matters................................................................ 18
     3.18. Consents..................................................................... 18
     3.19. Employee Benefit Plans; Employment Agreements................................ 18
     3.20. Compliance with Environmental Laws........................................... 21
     3.21. Certain Business Relationships with the Companies............................ 23
     3.22. Undisclosed Liabilities...................................................... 23
     3.23. Insurance.................................................................... 23
     3.24. Accounts Receivable.......................................................... 24
     3.25. Inventory.................................................................... 24
     3.26. Payments..................................................................... 24
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                                       i
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
     3.27. Customers, Distributors and Suppliers........................................ 25
     3.28. Banking Relationships........................................................ 25
     3.29. Material Misstatements Or Omissions.......................................... 25

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF BABF...................................... 25

     4.1. Organization and Standing..................................................... 25
     4.2. Authorization................................................................. 25
     4.3. No Conflict................................................................... 26
     4.4. Litigation.................................................................... 26
     4.5. Brokers, Finders.............................................................. 26
     4.6. Approvals, Etc................................................................ 26
     4.7. Material Misstatements or Omissions........................................... 26

ARTICLE V. CONDUCT OF BUSINESS PENDING CLOSING AND POST-CLOSING COVENANTS............... 27

     5.1. Further Assurances............................................................ 27
     5.2. No Solicitation and Confidentiality........................................... 27
     5.3. Disclosures................................................................... 28
     5.4. Notification of Certain Matters............................................... 28
     5.5. Investigation by BABF and Its Representatives................................. 28
     5.6. Conduct of Business........................................................... 29
     5.7. Tax Matters................................................................... 29
     5.8 Non-Compliance With and Termination of This Agreement.......................... 30

ARTICLE VI. CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS  BY BABF..................... 35

     6.1. No Injunctive Proceedings..................................................... 35
     6.2. Representations and Warranties................................................ 35
     6.3. Performance of Agreements..................................................... 36
     6.4. Compliance Certificate........................................................ 36
     6.5. Material Changes.............................................................. 36
     6.6. Opinion of Counsel............................................................ 36
     6.7. Consents, Etc................................................................. 36
     6.8. Ancillary Agreements.......................................................... 36
     6.9. Resignations.................................................................. 37
     6.10. Escrow Agreement............................................................. 37
     6.11. Loans and Advances........................................................... 37
     6.12. Pre-Closing Events........................................................... 37
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
ARTICLE VII. CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS BY THE COMPANIES AND
             THE EXISTING SHAREHOLDERS...................................................37

     7.1. No Injunctive Proceedings..................................................... 37
     7.2. Representations and Warranties................................................ 37
     7.3. Performance of Agreements; Instruments of Transfer............................ 38
     7.4. Compliance Certificates....................................................... 38
     7.5. Ancillary Agreements.......................................................... 38
     7.6. Opinion of Counsel............................................................ 38

ARTICLE VIII. INDEMNIFICATION........................................................... 38

     8.1. Indemnification by the Existing Shareholders.................................. 38
     8.2. Indemnification by BABF....................................................... 39
     8.3. Indemnification by City for Tax-Related Issues................................ 39
     8.4. Survival of Representations, Warranties and Covenants......................... 39
     8.5. Threshold; Deductible......................................................... 40
     8.6. Notice and Opportunity to Defend.............................................. 40
     8.7. Indemnification Payments through Surrender of City Stock...................... 41
     8.8. Insurance..................................................................... 41

ARTICLE IX. MISCELLANEOUS............................................................... 41

     9.1. Expenses...................................................................... 41
     9.2. Notices....................................................................... 42
     9.3. Counterparts.................................................................. 43
     9.4. Entire Agreement.............................................................. 43
     9.5. Headings...................................................................... 43
     9.6. Assignment; Amendment of Agreement............................................ 43
     9.7. Governing Law................................................................. 43
     9.8. Further Assurances............................................................ 43
     9.9. No Third-Party Rights......................................................... 44
     9.10. Non-Waiver................................................................... 44
     9.11. Severability................................................................. 44
     9.12. Incorporation of Exhibits and Schedules...................................... 44
     9.13. Knowledge.................................................................... 44
     9.14. Disclosure................................................................... 45
     9.15. Arbitration.................................................................. 45

                           STOCK PURCHASE AGREEMENT

          THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of May 29, 1998, is entered into by and among BABF City Corp., a Delaware corporation ("BABF"), City Truck and Trailer Parts, Inc., an Alabama corporation ("City"), City Truck and Trailer Parts of Alabama, Inc., an Alabama corporation ("Alabama"), City Truck and Trailer Parts of Tennessee, Inc., a Tennessee corporation ("Tennessee"), City Truck and Trailer Parts of Alabama, L.L.C., an Alabama limited liability company ("Alabama LLC"), City Friction, Inc., an Alabama corporation ("Friction," and together with Alabama, Tennessee and Alabama LLC, each an "Affiliate" and collectively, the "Affiliates"), CTTP Alabama Merger Sub, Inc., an Alabama corporation ("Alabama Merger Sub"), CTTP Tennessee Merger Sub, Inc., a Tennessee corporation ("Tennessee Merger Sub"), CTTP Friction Merger Sub, Inc., an Alabama corporation ("Friction Merger Sub" and together with Alabama Merger Sub and Tennessee Merger Sub, each a "Merger Sub" and collectively, the "Merger Subs," and the Merger Subs, and the "Affiliates," each a "Company" and collectively, the "Companies"), and each of the shareholders and members of City and its Affiliates and Merger Subsidiaries identified on Annex A attached hereto (individually, an "Existing Shareholder" and collectively, the "Existing Shareholders"). BABF, City, the Affiliates, the Merger Subs and the Existing Shareholders are referred to herein as each a "Party" and collectively, the "Parties."

                                   RECITALS

          WHEREAS, one or more of the Existing Shareholders own all of the capital stock of City and the Affiliates;

          WHEREAS, BABF desires to acquire 80% of the capital stock of City.

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the Parties hereby agree as follows:

                                  ARTICLE I.

            ACTIONS PRIOR TO AND IMMEDIATELY FOLLOWING THE CLOSING

          1.1.  The Mergers and Contributions. Subject to the terms of this
                -----------------------------
Agreement, including, without limitation, Section 3.8(c) hereof, prior to the Closing, Tennessee Merger Sub, Friction Merger Sub and Alabama Merger Sub will merge into Tennessee, Friction and Alabama, respectively, through forward triangular mergers in which the outstanding capital stock of each of Tennessee, Friction and Alabama will be converted into common stock of City, and Tennessee Merger Sub, Friction Merger Sub and Alabama Merger Sub will become wholly-owned subsidiaries of City, and the members of Alabama LLC shall contribute all of their equity interests to City in exchange for common stock of City, as a result of which Alabama LLC will become a wholly-owned subsidiary of City. Immediately following such mergers, the redemption referred to in Section 1.2 will occur.

          1.2.  Redemption and Payment of Debt.
                ------------------------------

          (a) In order to fund the redemption and the payment of debt described below, City intends to obtain financing, and City hereby engages BABF to arrange and negotiate the terms of such financing. Such financing may include debt and/or redeemable nonconvertible nonvoting nonparticipating preferred stock which by its terms ranks pari passu with respect to liquidation preference with
                         ----------
all other preferred stock of City then or thereafter outstanding issued to BABF. Immediately prior to Closing, BABF shall cause such financing to be available to City or its subsidiaries (which in no event shall include any personal guaranty or other personal liability with respect to such indebtedness by any Existing Shareholder), which will enable City or its subsidiaries to borrow an amount up to that set forth in Section 1.2(b). As used herein, "Redemption Price" means Sixty One Million Dollars ($61,000,000), plus the sum of (i) 50% of any
                                         ----
incremental tax liability of the Existing Shareholders generated from "LIFO recapture" triggered as a result of the Closing, (ii) an amount equal to the HD America ("HDA") payment received by City in March of 1998, and (iii) consolidated combined net income of the Companies from January 1, 1998 through the Closing Date ("Year to Date Income") determined pursuant to Section 2.2 hereof, less the sum of (i) all indebtedness of City as of December 31, 1997
        ----
(other than trade debt and other obligations (excluding obligations for borrowed money) incurred in the ordinary course of business), including, without limitation, the debts owed to (x) Regions Bank (other than the $150,000 owed by Friction to Regions Bank) and (y) the Existing Shareholders, (ii) the aggregate amounts, in the form of distributions or bonuses (excluding (w) normal salary payments, rental payments and other amounts paid in the ordinary course, (x) the $75,000 of Friction income payable pursuant to Section 5.6(g)(i), (y) the distribution of the City Transportation, L.L.C. membership interests and the distribution of any other assets contributed to City Transportation, L.L.C. pursuant to Section 3.8(c)), received by the Existing Shareholders in 1998 in excess of $872,484.62, and (iii) $25,000,000, and (z) the actual amount of the bonuses referred to in Section 5.6(e)(i).

          (b)  Provided BABF arranges the necessary financing as set forth in
Section 1.2(a) above, City shall borrow or cause its subsidiaries to borrow an amount (the "Borrowed Amount") sufficient to fund the redemption described herein, and City shall use the Borrowed Amount to, among other things, (x) redeem a portion of the outstanding capital stock of City for an amount equal to the Redemption Price and (y) repay all indebtedness of City as of the Closing Date (other than (x) trade debt and other obligations (excluding obligations for borrowed money) incurred in the ordinary course of business and (y) the Borrowed Amount), including, without limitation, the debts owed to (x) Regions Bank and
(y) the Existing Shareholders.

          1.3.  The Closing. The closing of the transactions contemplated by
                -----------
this Agreement (the "Closing"), shall take place commencing at 9:00 a.m. local time on May 29, 1998, or, if all of the conditions to the obligations of the Parties to consummate the transactions contemplated hereby have not be satisfied or waived by such date, on such mutually agreeable later date as soon as practicable after the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby, but in no event later than June 15, 1998 (the "Closing Date").

          1.4.  Reclassification. Immediately after the Closing, if BABF so
                ----------------
requests, City's equity capital structure will be reclassified to consist of two classes of stock, Common Stock at $1.00 per share ("Common Stock") and 6.00% Cumulative Non-Convertible Voting Preferred Stock at $100 per share ("Preferred Stock"). There will be no more than 100,000 shares of Common Stock issued, and all remaining equity of City will be in the form of Preferred Stock. The shareholders of City shall then exchange their Common Stock for a pro rata
                                                                  --- ----
interest in each such class of stock.


                                  ARTICLE II.

                                   PURCHASE

          2.1.  Purchase Price.
                --------------

          (a) Following the transactions described in Sections 1.1 and 1.2 hereof, upon the terms and subject to the conditions set forth herein, BABF will purchase from the Existing Shareholders 80% of the outstanding capital stock of City for Twenty Million Dollars ($20,000,000) (the "Purchase Price"). The Purchase Price will be paid by wire transfer of immediately available funds.

          (b) The Redemption Price is subject to post-Closing adjustment pursuant to Section 2.2 below. The Redemption Price will be estimated at Closing (the "Estimated Redemption Price") by City and BABF based on certificates provided by the Chief Financial Officer of City regarding Year to Date Income.

          2.2.  Post-Closing Redemption Price Adjustment.
                ----------------------------------------

          (a)  Determination of Earnings.  City will prepare a combined and
               -------------------------
consolidated income statement of City and the Companies for the period from January 1, 1998 through the Closing (the "Closing Income Statement") and will deliver such Closing Income Statement to BABF as soon as possible after the Closing. The Closing Income Statement shall be audited by Ernst & Young. The Closing Income Statement shall be prepared using the same practices, procedures and methods used in the preparation of the audited combined, consolidated income statement of the Companies (excluding Friction) dated December 31, 1997 ("1997 Income Statement"), except that the Companies' accounting shall reflect (i) current accrual of HDA rebates for 1998 purchases through the date of the Closing, (ii) no accrual of HDA rebates for pre-1998 purchases, (iii) accruals for bad debt reserves in accordance with United States generally accepted accounting principles ("GAAP") applied on a basis consistent with past practices to the extent such practices are GAAP, (iv) inventory on a most recent purchase price method basis, (v) exclusion of all the revenues and expenses of City Transportation, L.L.C, and (vi) the inclusion of Friction's earnings up to $350,000 calculated consistent with past practices and principles used in the preparation of its financial statements; provided, however, inter-company transactions between Friction and the other Companies will not be eliminated.

          The following items shall not reduce the earnings as calculated pursuant to Section 2.2(a): (i) dividends not in excess of $328,884.62 to the shareholders of Tennessee and (ii) any expenses incurred by either party (including, without limitation, any legal, accounting and investment bankers' fees, H-S-R filing fees and any other filing fees and any other miscellaneous fees or expenses) in connection with the negotiation and consummation of the transactions contemplated herein.

          (b)  Closing Income Statement Notice.
               -------------------------------

               (i) Within 30 days of the receipt of such Closing Income Statement, BABF will deliver to Larry Clayton a written notice certifying that either (x) it agrees with such Closing Income Statement, or (y) its disagrees with such Closing Income Statement, in which case it will also provide therewith a reasonably detailed written report stating the basis for disagreement with the Closing Income Statement (the "Closing Income Statement Notice"). The Companies shall provide reasonable access to their respective accountants' work papers, personnel and to such historical financial information as BABF shall reasonably request in order to review such Closing Income Statement.

               (ii) If the Closing Income Statement Notice is not timely given as described in Section 2.2(b)(i) hereof, the Closing Income Statement shall be final, binding and conclusive upon the Parties. If BABF disagrees with the Closing Income Statement Notice as described in Section 2.2(b)(i)(y) hereof, and if the disagreement is not resolved by mutual agreement among the Parties within 30 days following delivery of the Closing Income Statement Notice, such dispute will be resolved by a "Big 5" accounting firm ("BFAF"), other than Ernst & Young, selected by BABF and Larry Clayton.

               (iii) Upon appointment of a BFAF, such BFAF in consultation with the Parties shall establish a schedule for resolution of the dispute which is reasonably calculated to result in a resolution as expeditiously as practicable, and in any event, no later than six months after the Closing Date. In resolving such dispute, the BFAF shall revise the Closing Income Statement only to the extent necessary to make it conform to the practices, procedures and methods described in Section 2.2(a) above.

          (c)  Post-Closing Adjustment.  After a final resolution by the BFAF of
               -----------------------
such disagreements as may arise out of the review of the Closing Income Statement in accordance with Section 2.2(b) above, and an appropriate adjustment to the Closing Income Statement to reflect such resolution, or if Section 2.2(b)(i)(x) hereof or the first sentence of Section 2.2(b)(ii) hereof applies, the actual Year to Date Income will be determined, and the actual Redemption Price will be calculated based on such, and to the extent that the Estimated Redemption Price was less than the actual Redemption Price, the difference due to the Existing Shareholders will be paid to them by BABF within ten (10) business days after a final resolution. Similarly, to the extent the Estimated Redemption Price was more than the actual Redemption Price, the excess will be returned by the Existing Shareholders to BABF within ten (10) business days after a final resolution.

          2.3.  Section 338(h)(10) Election. At the Closing, the Companies shall
                ---------------------------
deliver to the BABF such duly executed documents, forms and consents as BABF shall deem to be reasonable necessary to effect an election pursuant to Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"). BABF and the Companies further agree that the Purchase Price shall be allocated by mutual agreement of BABF and the Existing Shareholders pursuant to Schedule 2.3 and consistent with the Treasury Regulations adopted pursuant to Section 338 of the Code.


                                 ARTICLE III.

           REPRESENTATIONS AND WARRANTIES OF THE COMPANIES AND THE
                             EXISTING SHAREHOLDERS

          The Companies and the Existing Shareholders represent and warrant to BABF as follows, except as set forth in a disclosure schedule ("Schedule") attached hereto, incorporated by reference herein and made a part hereof, the number of each Schedule corresponding to the Section number to which it refers:

          3.1.  Corporate Organization and Standing. Schedule 3.1 hereto is a
                -----------------------------------
complete and correct list setting forth for each of the Companies (i) the name of each entity, the jurisdiction of its incorporation or other organization, and each jurisdiction in which it is qualified to do business as a foreign corporation. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own or lease its properties and to carry on its business as presently conducted. Each of the Companies has delivered to BABF or its representatives complete and correct copies of its Articles of Incorporation and Bylaws (or other charter documents) and all amendments thereto. Each of the Companies is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business as now being conducted by it or the property owned or leased by it makes such qualification necessary.

          3.2.  Affiliates and Merger Subsidiaries. Schedule 3.2(a) hereto is a
                ----------------------------------
complete and correct list setting forth for each Affiliate (both on a pre-Closing and post-Closing basis) (i) the number of shares of authorized capital stock of each class of its capital stock, and (ii) the number of issued and outstanding shares of each class of its capital stock, (iii) the names of the holders thereof, and (iv) the number of shares held by each such holder. All of the issued and outstanding shares of capital stock of each Affiliate have been duly authorized and are validly issued, fully paid and non-assessable. City and/or the Existing Shareholders own (and at the

Closing City will own) of record and beneficially all of the outstanding shares of capital stock of each Affiliate, free and clear of liens, encumbrances, restrictions, claims and interests of others of any kind. There are no preemptive or similar rights on the part of any holder of any class of securities of any Affiliate, any options, warrants, conversion or other rights, agreements, commitments of any kind obligating any Affiliate, contingently or otherwise to issue, sell, or otherwise cause to become outstanding any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting, dividend rights or disposition of any capital stock of any Affiliate or Merger Sub, except as set forth on Schedule 3.2. City does not control directly or indirectly nor has any direct or indirect equity participation in any corporation, partnership, trust or other entity which is not an Affiliate or Merger Sub, except as set forth on
Schedule 3.2. As used herein, the term "capital stock" includes equity interests in limited liability companies and the term "corporation" shall include limited liability companies when referring to Alabama LLC.

          3.3.  Capitalization of City. The authorized capital stock of City
                ----------------------
consists of 2,000 shares of Common Stock, $1.00 par value per share ("City Common Stock"). As of the date of this Agreement and at the Closing, 410 shares and ____ shares of City Common Stock, respectively, are or will be, as applicable, outstanding, all of which shares have been duly authorized, validly issued and are fully paid and non-assessable and are owned in the aggregate by the Existing Shareholders (the "Shares"). Except as contemplated by this Agreement, there are (i) no preemptive or similar rights on the part of any holder of any class of securities of City, and (ii) no options, warrants, conversion or other rights, agreements or commitments of any kind obligating City, contingently or otherwise, to issue, sell or otherwise cause to be outstanding any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares.

          3.4.  Authorization. This Agreement, the Ancillary Agreements (as
                -------------
defined below), and the transactions contemplated hereby and thereby have been duly authorized, executed and delivered by each of the Companies and the Existing Shareholders, and are the legal, valid and binding obligations of each of the Companies and the Existing Shareholders, enforceable against it, him or her in accordance with their terms, except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies, or by applicable bankruptcy or insolvency laws and related decisions affecting creditors' rights generally.

          3.5.  Title to Shares. Except as set forth on Schedule 3.5, each
                ---------------
Existing Shareholder has, and at Closing will have, good and valid title to the Shares owned by him, free and clear of any claims, liens, security interests, options, charges, restrictions and interests of others whatsoever. Upon delivery to BABF at the Closing of certificates representing the Shares owned by each Existing Shareholder, duly endorsed by such Existing Shareholder for transfer to BABF, BABF will obtain good and valid title to such Shares, free and clear of any claims, liens, security interests, options, charges, restrictions and interests of others whatsoever. Except as set forth on Schedule 3.5, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting, dividend right or disposition of any of the Shares. Except as contemplated by this Agreement and Schedule 3.5, no Company nor any Existing Shareholder has any obligation, absolute or contingent, to any other person or entity to issue, sell or otherwise dispose of any capital stock of City or to effect any merger, consolidation, reorganization or other business combination of any Company or to enter into any agreement with respect thereto.

          3.6.  No Conflict or Violation. Except as set forth on Schedule 3.6,
                ------------------------
neither the execution and delivery of this Agreement, the Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby will (i) violate, conflict with or result in or constitute a default under or result in the termination or the acceleration of, or the creation in any party of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate or cancel any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability ("Contractual Obligation") to which any Company is a party or by which any of them is bound or to which any of their assets is subject or result in the creation of any lien or encumbrance upon any of said assets, (ii) violate, conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws (or other organizational documents) of any Company,
(iii) violate, conflict with or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which any Company is subject or, in the case of clause
(i), relates to a Material Contract (as defined below) or (iv) violate, conflict with or result in a breach of any applicable federal or state rule or regulation, which violation, conflict or breach would have a Material Adverse Effect.

          3.7.  Facilities. Schedule 3.7 contains a complete and accurate list
                ----------
of all real property used in connection with the businesses of the Companies ("Real Property"), all of which are leased ("Leased Real Property"). The Companies do not own any Real Property except for leasehold improvements.

          (a)  Actions.  There are no pending or, to the best knowledge of any
               -------
Company, threatened, condemnation proceedings or other actions, claims, suits, litigation, proceedings, notices of violation, inquiry or investigations (collectively, "Actions") relating to any Real Property used by any Company in connection with the business of any Company ("Facility"), except as set forth on
Schedule 3.7.

          (b)  Leases or Other Agreements.  There are no leases, subleases,
               --------------------------
licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person (other than the Companies) the right to purchase, use or occupy any Facility or any Real Property or any portion thereof, or interest in any such Facility or Real Property.

          (c)  Facility Leases and Leased Real Property.  With respect to each
               ----------------------------------------
Facility lease, the respective Company has an unencumbered interest in its applicable leasehold estate.

The respective Company enjoys peaceful and undisturbed possession of its applicable Leased Real Property.

          (d)  Certificate of Occupancy.  To the best knowledge of the
               ------------------------
Companies, all Facilities have received all required approvals of governmental authorities (including, without limitation, permits and a certificate of occupancy or similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof and are and have been operated and maintained in accordance with applicable regulations.

          (e)  Utilities.  All Facilities are supplied with all utilities
               ---------
necessary to the operation of such Facilities (including, without limitation, water, sewage, disposal, electricity, gas and telephone) as currently operated, and, to the best knowledge of the Companies, there is no condition which would reasonably be expected to result in the termination of the present access from any Facility to such utility services.

          (f)  Improvements, Fixtures and Equipment.  The improvements
               ------------------------------------
constructed on the Facilities, including, without limitation, all leasehold improvements, and all fixtures and equipment and other tangible assets owned, leased or used by any Company at the Facilities are (i) insured to the extent reflected in Schedule 3.7, (ii) sufficient for the operation of such Company as presently conducted and (iii) in conformity with all applicable regulations.

          (g)  No Special Assessment.  No Company has received notice of any
               ---------------------
special assessment relating to any Facility or any portion thereof, and, to the best knowledge of the Companies, there is no pending or threatened special assessment.

          (h)  Rent Schedule.  Schedule 3.7(h) sets forth a schedule of the
               -------------
annual base rent for each of the properties which is the subject of a New Lease (as defined below), which will also be the initial annual base rent under the applicable New Lease, except as noted otherwise on Schedule 3.7(h).

          3.8.  Financial Statements.
                --------------------


          (a) The (i) audited consolidated and combined balance sheets of the Companies (excluding Friction) dated December 31, 1997, 1996 and 1995, respectively, and (ii) unaudited balance sheets of Friction dated December 31, 1997, 1996 and 1995, respectively (the balance sheets described under Section 3.8(a)(i) and (ii) hereof, dated 1997, 1996 and 1995, the "Balance Sheets," the "1996 Balance Sheets" and the "1995 Balance Sheets," respectively) were, in the case of the consolidated and combined balance sheet of the Companies, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied except as set forth on Schedule 3.8 and were, in the case of the balance sheets of Friction, prepared in accordance with sound accounting principles consistently applied in accordance with past practices, and both fairly present the financial condition of the Companies in all material respects as of their respective dates, except as set forth on Schedule 3.8(a). The Companies had no liabilities of any nature as of such respective dates, whether absolute, accrued, asserted or unasserted or contingent or whether due or to become due which should have been recorded or reserved for on the Balance Sheets and were not so recorded or reserved, except as set forth on Schedule 3.8(a).

          (b) The (i) audited consolidated and combined statements of earnings and retained earnings and statements of cash flows of the Companies (excluding Friction) for the fiscal years ended December 31, 1997, 1996 and 1995, respectively, (ii) the unaudited consolidated and combined income statements of the Companies for the three-month period ended March 31, 1998, and (iii) statements of earnings and retained earnings of Friction for the fiscal years ended December 31, 1997, 1996 and 1995, respectively, were, in the case of the consolidated and combined statements of earnings and retained earnings and statements of cash flows of the Companies, prepared in accordance with GAAP consistently applied (except as set forth on Schedule 3.8 and except for the absence of footnotes, and subject to customary year-end adjustments, in the unaudited statement), and were, in the case of the statements of earnings and retained earnings for Friction, prepared in accordance with sound accounting principles applied consistently with past practices, and both fairly present the results of operations, changes in shareholder's equity and, where applicable, the cash flows of the Companies in all material respects for each such period, except as set forth on Schedule 3.8(a).

          (c) Prior to the Closing, the Existing Shareholders shall remove the airplane and the related debt in connection with City Transportation L.L.C. (or in the Existing Shareholders' discretion, distribute the membership interests of City Transportation, L.L.C.) from the financial statements of the Companies at no impact to the Companies (other than the removal of the assets of City Transportation, L.L.C. from the Companies' financial statements) and with any tax effects being in periods prior to the Closing. Prior to the Closing, the Existing Shareholders shall cause the Companies to contribute the life insurance on Lane Clayton and the truck utilized by Lane Clayton to City Transportation, L.L.C. and remove such items from the financial statements of the Companies at no impact to the Companies (other than the removal of such assets from the Companies' financial statements). In addition, prior to Closing, the Existing Shareholders shall cause the Companies to remove the assets set forth on
Schedule 3.7.

          (d) Copies of the financial statements described in Sections 3.8(a) and (b) hereof have been provided to BABF or its representatives.

          (e) The personal items set forth on Schedule 3.8(e) are personally owned by the Existing Shareholders regardless of whether such items are removed prior to the Closing.

          3.9.  Books and Records. Each of the Companies has made and kept (and
                -----------------
given BABF and its representatives access to books and records and accounts, which, in reasonable detail, accurately and fairly reflect all material activities of each of the Companies. The minute books of each of the Companies accurately and adequately reflect all material action taken by the shareholders, board of directors (or members) and committees of the board of directors (or members) of each of the Companies. The copies of the stock/membership book records of each of the Companies are true, correct and complete, and accurately reflect all transactions effected in each Company's stock or membership interests through and including the date hereof. None of the Companies have engaged in any material transaction, maintained any bank account or used any material amount of corporate funds except for the transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of each of the Companies.

          3.10.  Litigation. There is no claim, action, suit, proceeding, or
                 ----------
investigation pending or, to the best knowledge of the Companies, after a search of the information contained in their files relating to pending litigation, threatened against any of the Companies or the directors, officers, agents or employees of any of the Companies (in their capacity as such), or any properties or rights of any of the Companies, except as set forth on Schedule 3.10. There are no orders, writs, injunctions or decrees currently in force against any of the Companies or the directors, officers, agents or employees of any of the Companies (in their capacity as such) with respect to the conduct of any Company's business.

          3.11.  Licenses and Permits; Compliance with Laws. Each of the
                 ------------------------------------------
Companies owns, holds or possesses all licenses and permits necessary to entitle it to use its corporate name, to own or lease, operate and use its assets and properties and to carry on and conduct its business and operations as presently conducted (the "Licenses and Permits"). No Company is in violation of or default under any Licenses or Permits or any judgment, order, writ, injunction or decree of any court or administrative agency issued against it or any law, ordinance, rule or regulation applicable to it, except for such violations or defaults which would not singly or in the aggregate have a Material Adverse Effect. Each Company's conduct of its business has been and is in compliance with all applicable laws, statutes, ordinances and regulations, the violation of which would not singly or in the aggregate have a Material Adverse Effect. No Company has received any notice asserting a failure to comply with any law, statute, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency.

          3.12.  Tax Matters.
                 -----------

          (a) For purposes of this Agreement, (i) "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, capital stock, franchise, profits, withholding, social security, unemployment, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, (ii) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, (iii) "Income Tax" means any federal, state, local or foreign tax calculated or assessed with respect to income, including any interest, penalty or addition thereto, whether disputed or not, and (iv)

"Income Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Income Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (b) Each Company has timely filed, or caused to be timely filed, all Tax Returns that it was required to file, taking into account any applicable extensions of time with which to file any such Tax Returns. All such Tax Returns were correct and complete in all material respects. All Taxes owed by each Company (whether or not shown on any Tax Return) have been paid. No Company currently is the beneficiary of any extension of time within which to file any Tax Return except as set forth on Schedule 3.12. No claim has ever been made by an authority in a jurisdiction where any Company does not file Tax Returns that such Company is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of any Company that arose in connection with any failure (or alleged failure) to pay any Tax.

          (c) Each Company has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (d) There is no dispute or claim concerning any Tax Liability of any Company either (i) claimed or raised by any authority in writing or (ii) of which any Existing Shareholder or any Company has knowledge. To the knowledge of each Company and each Existing Shareholder, no audit or examination of any Tax Return is currently in progress, and no Company has received notice of any proposed audit or examination. Each Company has furnished to BABF or its representatives correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any Company with respect to years ended on December 31, 1993 to December 31, 1997. No Company has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) No Company has filed a consent under Section 341(f) of the Code concerning collapsible corporations (or any comparable state income tax provision). No Corporation has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. No Company is a party to any Tax allocation, sharing or indemnity agreement. No Company (i) has been a member of an affiliated group of corporations filing a consolidated federal income Tax Return or (ii) has any liability for the Taxes of any person under Reg. Sec. 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. Schedule 3.12 hereto sets forth all material elections (e.g., accelerated depreciation, Sec. 263(a) regarding the allocation of overhead to inventory, and LIFO election for inventory accounting) in effect as of the date hereof with respect to Taxes affecting any Company.

          (f) The unpaid Taxes of each Company did not exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent Balance Sheets, except as set forth on Schedule 3.12. Each Company has made provision, in conformity with GAAP consistently applied, on the Balance Sheets and the interim financial statements for the payment of all Taxes which may subsequently become due with respect to all periods up to and including the respective dates of such statements, except as set forth on Schedule 3.12.

          (g) City, Tennessee, Alabama and Friction (each an "S Corp," and collectively, the "S Corps") have each been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code (and, except in the case of Tennessee, any analogous provisions of state and local law) at all times since the respective dates reflected on Schedule 3.12, and each S Corp will be an S corporation up to and including the Closing Date except as set forth on
Schedule 3.12 (assuming the forward triangular merger does not destroy, invalidate or cancel the S election). No Income Taxes will be payable by the S Corps with respect to the taxable year beginning on January 1, 1998 and ending on the day immediately preceding the Closing Date other than such Taxes attributable to the consummation of the transactions contemplated by this Agreement, except as set forth on Schedule 3.12 (assuming the forward triangular merger does not destroy, invalidate or cancel the S election).

          (h) No Company will be liable for any Tax under Section 1374 of the Code in connection with the deemed sale of assets caused by an election under
Section 338(h)(10) of the Code other than Friction. No Company has, in the past ten (10) years, (i) acquired assets from another corporation in a transaction in which the Company's Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation which is a qualified subchapter S subsidiary, except as set forth on
Schedule 3.12.

          3.13.  Brokers, Finders. Except as set forth on Schedule 3.13, no
                 ----------------
Company nor any Existing Shareholder has retained any broker or finder in connection with the transactions contemplated herein, and is not obligated and has not agreed to pay any brokerage or finder's commission, fee or similar compensation.

          3.14.  Absence of Certain Changes.
                 --------------------------

          (a) Except as otherwise contemplated by this Agreement, since December 31, 1997, each Company has conducted its business in the ordinary course, has not done or permitted to be done anything described in Sections 5.6(a) through (r) hereof, and there has not occurred with respect to any
Company:

               (i) any material adverse effect on the business, operations, assets, results of operations or financial condition of the Companies, taken as a whole (excluding effects or changes resulting from consequential general industry wide changes in the national or international economy) ("Material Adverse Effect");

               (ii) any revaluation of assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practices;

               (iii) any payment, discharge or satisfaction of any liabilities or obligations, other than in the ordinary course of business;

               (iv) any incurrence of liabilities, except liabilities incurred in the ordinary course of business, or increase or change in any assumptions underlying or methods of calculating, any doubtful account contingency or other reserves;

               (v) any capital expenditure (other than in the ordinary course of business consistent with past practice), the execution of any lease or the incurring of any obligation to make any capital expenditure (other than in the ordinary course of business consistent with past practice) or execute any lease;

               (vi) the failure to pay or satisfy when due any liability, except where the failure would not have a Material Adverse Effect, or (ii) except where there is a bona fide dispute as to the nature or amount of such liability and adequate reserves in accordance with GAAP are reflected in the applicable financial statements;

               (vii) any assets (whether real, personal or mixed, tangible or intangible) becoming subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except in the ordinary course of business;

               (viii) the disposition or lapsing of any Proprietary Rights (as defined below) or any disposition or disclosure to any third party of any Proprietary Rights not theretofore a matter of public knowledge;

               (ix) any cancellation or waiver of any material claims or rights of value, or any sale, lease, transfer, assignment, distribution or other disposition of any assets, except for sales of finished goods inventory in the ordinary course of business, or any disposal of any material assets for any amount to a Company, other than (i) in the ordinary course of business consistent with past practices, (ii) pursuant to Section 3.8(c) hereof, or (iii) the cancellation of certain real property leases between the Companies on one hand and Larry Clayton, C&J Properties or D&D Properties, Inc. on the other hand, which will be replaced by new real property leases between such parties to be executed at Closing, substantially in the forms of Exhibits A1 and A2 attached hereto (the "New Leases");

               (x) an amendment, cancellation or termination of any contract, commitment, agreement, lease, transaction or Permit relating to assets or the business or entry into any contract, commitment, agreement, lease, transaction or Permit which is not in the ordinary course of business, including, without limitation, any employment or consulting agreements;

               (xi) any bonus paid or promised, an increase in the base compensation, or other payment or loan to any director, officer or employee, whether now or hereafter payable or granted (other than bonuses and increases in base compensation to non-executive employees in the ordinary course consistent in timing and amount or method with past practices), or entry into or variation of the terms of any employment or incentive agreement with any such person;

               (xii) a material adverse change in employee relations which has or is reasonably likely to have an adverse effect on the productivity, the financial condition, results of operations or business or the relationships between the employees of a Company and the management of such Company;

               (xiii) any change in any method of accounting or keeping books of account or accounting practices;

               (xiv) any damage, destruction or loss of any asset, whether or not covered by insurance, which has had or would have a Material Adverse Effect.

               (xv) the issuance, delivery or sale of any equity securities, or alteration in terms of any outstanding securities issued by it or any increase in its indebtedness for borrowed money (other than borrowings under its revolving credit facility in the ordinary course of business);

               (xvi) the declaration, payment or setting aside for payment any dividend or other distribution (whether in cash, stock or property or otherwise), the redemption, purchase or other acquisition of any shares of City Stock, or the creation of any securities convertible into or exchangeable for any shares of City Stock or any options, warrants or other rights to purchase or subscribe to any of the foregoing, other than for (i) distributions in an amount not to exceed Seventy-Five Thousand Dollars ($75,000) made to the shareholders of Friction representing the undistributed balance of 1997 taxable income, (ii) distributions made to the Existing Shareholders of 1998 earnings, (iii) in March of 1998, contributions in the amount of $127,400.00 to the capital of City Transportation L.L.C. in accordance with prior practices, (iv) as of December 31, 1997, advances of $120,330.27 to Delton Clayton and $137,804.35 to Deidra O'Neal, (v) in January, 1998, for purposes of paying 1997 taxes, a distribution to Larry Clayton of $416,200.00 and advances of $34,070.00 and $36,680.00 to Delton Clayton and Deidra O'Neal, respectively, and (vi) as otherwise specifically contemplated herein;

               (xvii) the adoption of any plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization;

               (xviii) the existence of any other event or condition which, in any one case or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect; or

               (xix) an agreement to do any of the things described in the preceding clauses (i) - (xviii) other than as expressly provided for herein, except as set forth on Schedule 3.14.

          3.15.  Material Contracts. Schedule 3.15 sets forth a complete and
                 ------------------
correct list of all the Material Contracts to which any Company, or in the case of Section 3.15(g) hereof, any Existing Shareholder, is a party. As used in this Agreement, "Material Contracts" means:

          (a)  all contracts not made in the ordinary course of business;

          (b) all leases or other agreements under which any Company is a lessor or lessee of any real property or any machinery, equipment, vehicle or other tangible personal property owned by a third party and used in the business of any Company, which entails annual payments, in the case of any such lease or agreement, in excess of $5,000, other than the New Leases;

          (c) all options with respect to any property, real or personal, whether the Company shall be the grantor or grantee thereunder;

          (d) all distribution, franchise, license, technical assistance, sales, commission, consulting, agency or advertising contracts related to assets or the business and which are not cancelable on thirty (30) calendar days notice;

          (e) all mortgages, indentures, security agreements, pledges, notes, loan agreements or guaranties relating to any Company in a principal amount (or with maximum availability) in excess of $15,000;

          (f) all contracts and agreements to which any Company is a party and which are (i) outstanding contracts with its officers, employees, agents, consultants, advisors, salesmen, sales representatives, distributors, sales agents or dealers of such Company other than purchase orders made by any customer of the Companies in the ordinary course of business and contracts which by their terms are cancelable by such Company with notice of not more than 30 days and without cancellation penalties or severance payments, in the case of any such contract, in excess of $5,000, (ii) collective bargaining agreements of any Company which relate to the business of such Company, and (iii) pension, profit-sharing, bonus, retirement, stock option or employee benefit plans or other similar plans or arrangements of any Company;

          (g) any covenant not to compete or similar restriction on any Company or any Existing Shareholder;

          (h) any contract with the United States, state or local government or any agency or department thereof, involving expenditures or liabilities in excess of $5,000; or

          (i) any contract or agreement (other than purchase orders for the sale or purchase of inventory and equipment in the ordinary course of business) providing for the receipt or payment (whether the obligations are fixed or contingent) of $5,000 or more after the date of this Agreement, including, without limitation, agreements calling for penalties or payments upon voluntary termination or withdrawal by any Company.

The Companies have furnished or will furnish to BABF or its representatives true and correct copies of all Material Contracts prior to the Closing, including all amendments and supplements thereto.

          3.16.  Proprietary Rights.
                 ------------------

          (a) Schedule 3.16 lists the material patents, trademarks (whether registered or unregistered), service marks, trade names, service names, brand names, logos and copyrights (collectively, the "Proprietary Rights") for each of the Companies. Schedule 3.16 also sets forth: (i) for each patent, the number, normal expiration date and subject matter for each country in which such patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country, (ii) for each trademark, the application serial number or registration number, the class of goods covered and the expiration date for each country in which a trademark has been registered and (iii) for each copyright, the number and date of filing for each country in which a copyright has been filed. The Proprietary Rights listed in Schedule 3.16 are all those used by the Companies in connection with their respective businesses. None of the Companies own, control or otherwise have any interest in any patents or pending patent applications.

          (b) No Company has entered into an agreement to compensate any person for the use of any such Proprietary Rights nor has any Company granted to any person any license, option or other rights to use in any manner any of its Proprietary Rights, whether requiring the payment of royalties or not.

          (c) To the best knowledge of the Companies, the Companies individually or collectively own or have a valid right to use each of the Proprietary Rights, and the Proprietary Rights will not cease to be valid rights of any Company by reason of the execution, delivery and performance of this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby. No Company has received any notice of invalidity or infringement of any rights of others with respect to such trademarks. No other person (i) to the best knowledge of any Company after a search of its files relating to intellectual property (excluding any search of records generally available to the public), has the right to use any trademarks of any of the Companies on the goods on which they are now being used either in identical form or in such near resemblance thereto as to be likely, when applied to the goods of any such person, to cause confusion with such trademarks or to cause a mistake or to deceive, (ii) has notified any Company that it is claiming any ownership of or right to use such Proprietary Rights, or (iii) to the best knowledge of any Company, is infringing upon any such Proprietary Rights in any way. To the best knowledge of any Company after a search its files relating to intellectual property (excluding any search of records generally available to the public), no Company's use of any Proprietary Rights does not and will not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Proprietary Rights, and no Action has been instituted against or notices received by any Company that are presently outstanding, alleging that a Company's use of the Proprietary Rights infringes upon or otherwise violates any rights of a third party in or to such Proprietary Rights.

          3.17.  Labor Matters. No Company is a party to any labor agreement
                 -------------
with respect to its employees with any labor organization, union, group or association, and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. No Company has experienced any attempt by organized labor or its representatives to make it conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of such Company. There is no labor strike or labor disturbance pending or, to the best knowledge of any Company, threatened against a Company, nor is any grievance currently being asserted, and no Company has experienced a work stoppage or other labor difficulty, and is not and has not engaged in any unfair labor practice. Without limiting the foregoing, to the best knowledge of the Companies, the Companies are in compliance with the Immigration Reform and Control Act of 1986. The Companies maintain a current Form I-9, as required by such Act, in the personnel file of each employee hired after November 9, 1986.

          3.18.  Consents. Except as set forth on Schedule 3.18 and except for
                 --------
the filing required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "H-S-R Act"), no consent, approval, authorization, order, filing, registration or qualification (each a "Consent") of or with any court, governmental authority or third person is required to be made or obtained by any Company in connection with the execution and delivery of this Agreement, the Ancillary Agreements or the consummation by the Companies and the Existing Shareholders of the transactions contemplated herein and therein, which Consent(s), if not obtained, would have a Material Adverse Effect.

          3.19.  Employee Benefit Plans; Employment Agreements.
                 ---------------------------------------------

          (a) Schedule 3.19 hereto sets forth a complete and correct list of all (i) employment contracts, employment arrangements and other arrangements that provide benefits to employees or former employees of any Company and that are not Plans (as defined below) (collectively, the "Employment Contracts"),
(ii) all "employee welfare benefit plans" or "employee pension benefit plans," as such terms are defined in Sections 3(1) and 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which are maintained, administered or contributed to by the Companies and cover employees or former employees of the Companies or under which any Company could incur any liability (collectively, the "Plans"). The Companies have furnished to BABF or its representatives, true and correct copies of instruments evidencing all such Employment Contracts and the Plans, all as amended to date.

          (b) None of the Plans is a "multiemployer plan" as such term is defined in Section 3(37) or Section 4001(1)(a)(3) of ERISA. In the past six years, no Company has maintained, sponsored, or been required to contribute to, has withdrawn from (either completely or partially), or has incurred any unpaid withdrawal liability (as defined in Section 4201, 4063 or 4064 of ERISA) with respect to, any "multiemployer plan," as such term is defined in Section 3(37) or Section 4001(1)(a)(3) of ERISA.

          (c) The Plans have been administered in compliance with their terms and with all filings, reporting, disclosure, and other requirements of ERISA, the Code and any other applicable law. Each Plan (together with its related funding instrument) which is an "employee pension benefit plan," as such term is defined in Section 3(2) of ERISA (such Plans, the "Pension Plans"), and which is intended to be qualified under the Code, is qualified under Section 401 of the Code and the regulations issued thereunder, and each such Plan and its related funding instrument have been the subject of a favorable determination letter issued by the Internal Revenue Service holding that such Plan and funding instrument are currently and at all times have been so qualified except as otherwise reflected on Schedule 3.19.

          (d) None of the Companies nor any of their respective employees or directors, nor, to the knowledge of each Company, any plan fiduciary of any of the Plans, have engaged in any transaction in violation of Section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code) for which no exemption exists under Section 4975(d) of the Code, and, to the knowledge of any Company, no "reportable event" (as defined in Section 4043 of ERISA and the regulations promulgated thereunder), other than such as may arise out of the consummation of the transactions contemplated by this Agreement, has occurred in connection with any Plan.

          (e) Other than routine claims for benefits made in the ordinary course of business, there are no pending claims, investigations or causes of action ("Claims") and to the best knowledge of any Company, no such Claims are threatened against any Plan or fiduciary of any such Plan by any participant, beneficiary or governmental agency with respect to the qualification or administration of any such Plan.

          (f) The Companies have provided to BABF or its representatives a copy of the Plans, related trust agreements, all amendments thereto together with the annual reports required to be filed during the last three years (Form 5500, including Schedule B thereto). The

Companies have provided BABF or its representatives with true and complete age, service and related data for employees covered under each Pension Plan as of December 31, 1997.

          (g) None of the Plans is subject to minimum funding requirements of ERISA or Section 412 of the Code. No Company has, in the past six years, maintained, sponsored, contributed to or been obligated to contribute to any "employee pension benefit plan," as such term is defined in Section 3(2) of ERISA which is, or at any time in the past six years was, subject to the minimum funding requirements of ERISA or Section 412 of the Code.

          (h) The Companies and the entities required to be aggregated with it under Sections 414(b), (c), (m) and (o) of the Code (the "Company ERISA Affiliates") have not incurred any liability to the PBGC or any Pension Plan under Title IV of ERISA that could become a liability of BABF or any Company ERISA Affiliate. Neither BABF nor any Company ERISA Affiliate will incur any liability under Section 411(d)(3) of the Code for vested accrued benefits arising from a partial termination of any Pension Plan prior to the Closing Date.

          (i) All amounts required to be contributed to any Pension Plan by any Company will, as of the Closing Date, have been paid or properly accrued on the books of each of the Companies. Any amounts required to be accrued as expenses in accordance with applicable pension accounting requirements through the Closing Date have been or will be properly recorded on the books of each of the Companies as of the Closing Date. The Companies shall either contribute or accrue on their respective books the amount of any employer matching contributions or discretionary contributions (in an amount determined in accordance with each Company's past practices) to any Pension Plan which in the ordinary course of business would be contributed for or attributable to the period for the calendar quarter prior to the Closing Date.

          (j) To the best knowledge of any Company, no condition exists and no event has occurred which has caused or would give rise to a partial termination of any Pension Plan.

          (k) None of the assets of the Pension Plans are invested in property constituting employer real property or employer security (within the meaning of Section 407(d) of ERISA).

          (l) Neither the execution and delivery of this Agreement, the Ancillary Agreements nor any of the transactions contemplated herein and therein, will terminate or modify, or give a third person a right to terminate or modify, the provisions or terms of any Employment Contract or Plan (including employment agreements) and will not constitute a stated triggered event under any Employment Contract or Plan or any other agreement with any person or entity that will result in any payment or the acceleration of the right to receive any payment (including parachute payments, severance payments or any similar payments) that would not be deductible becoming due to any employees of any Company.

          (m) Except as set forth on Schedule 3.19, no Company or any Plan which is a "welfare benefit plan," as such term is defined in Section 3(1) of ERISA has any present or future obligation to provide medical or other welfare benefits to, or to make any payment to or with respect to medical or other welfare benefits of, any present or former employee of any Company or any ERISA Subsidiary.

          (n) No Company ERISA Affiliate has incurred any liability with respect to which any Company has incurred or could incur any liability.

          3.20.  Compliance with Environmental Laws.
                 ----------------------------------

          (a)  Definitions.  The following terms, when used in this Section
               -----------
3.20, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

               (i) "Company" for the purposes of this Section, shall mean (i) the Companies, (ii) all partnerships, joint ventures and other entities or organizations in which any Company was at any time or is a partner, joint venturer, member or participant and (iii) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by any Company or to which any Company has succeeded.

               (ii) "Release" shall mean and include any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any hazardous substance, and otherwise as defined in any Environmental Law.

               (iii) "Hazardous Substance" shall mean any pollutant, contaminant, chemical, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including, without limitation, any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance or material, pesticide waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

               (iv) "Environmental Laws" shall mean all Regulations which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other release or threatened release of, Hazardous Substances (whether, gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including without limitation protection of the health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide, Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Hazardous Materials Transportation Act and all analogous or related federal, state or local law, each as amended.

               (v) "Environmental Conditions" means the Release of a Hazardous Substance (whether or not upon any Facility or former Facility or other property and whether or not the Release constituted at the time thereof a violation of any Environmental Law as a result of which any Company has or may become liable to any person or by reason of which any Facility or any of the assets of any Company may suffer or be subjected to any lien.

          (b)  Notice of Violation.  No Company has received a notice of
               -------------------
alleged, actual or potential responsibility for, or any inquiry or investigation regarding, (i) any Release or threatened Release of any Hazardous Substance at any location, whether at the Facilities, the former Facilities or otherwise or
(ii) an alleged violation of or non-compliance with the conditions of any Permit required under any Environmental Law or the provisions of any Environmental Law. No Company has received notice of any other claim, demand or Action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Substances at, on, under, in, to or from any Facilities or former Facilities, or in connection with any operations or activities of any Company.

          (c)  Environmental Conditions.  To the knowledge of each Company,
               ------------------------
there are no present or past Environmental Conditions at any Facility or former Facility, except as disclosed in any report described on Schedule 3.20.

          (d)  Environmental Audits or Assessments.  True, complete and correct
               -----------------------------------
copies of the written reports, and all parts thereof, including any drafts of such reports if such drafts are in the possession or control of any Company, of all environmental audits or assessments which have been conducted at any Facility or former Facility within the past five years, either by a Company or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to BABF or its representatives and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which any Company has knowledge is included in Schedule 3.20 hereto.

          (e)  Indemnification Agreements.  To the knowledge of each Company
               --------------------------
after a review of its lease and acquisition files, no Company is a party, whether as a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any lease or other contract (excluding insurance policies disclosed on the Schedule) under which any Company is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning Environmental Conditions, except as set forth on Schedule 3.20.

          (f)  Releases or Waivers.  To the knowledge of each Company after a
               -------------------
review of its lease and acquisition files, no Company has released any other person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

          (g)  Notices, Warnings and Records.  To the knowledge of each Company,
               -----------------------------
each of the Companies has given all notices and warnings, made all reports, and has kept and maintained all records required by and in compliance with all Environmental Laws.

          3.21.  Certain Business Relationships with the Companies. Except as
                 -------------------------------------------------
set forth on Schedule 3.21, none of the Existing Shareholders owning more than 5% of its outstanding voting securities have been involved in any business arrangement or relationship with any Company within the past 12 months, and none of such Existing Shareholders own any assets, tangible or intangible, which are used in the business of any Company.

          3.22.  Undisclosed Liabilities. To the best knowledge of any Company
                 -----------------------
after a search of its files relating to pending litigation and outstanding debt for borrowed money, no Company has any liabilities or obligations, whether accrued, absolute, contingent or otherwise except (i) to the extent reflected or reserved for on the Balance Sheets, (ii) liabilities or obligations incurred in the normal and ordinary course of business of each of the Companies since December 31, 1997, (iii) liabilities or obligations disclosed in Schedule 3.22 and in the other Schedules attached hereto, or (iv) liabilities or obligations disclosed elsewhere in this Agreement.

          3.23.  Insurance. Schedule 3.23 contains a complete and accurate list
                 ---------
of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage maintained by each of the Companies on its respective (i) businesses, (ii) assets or (iii) employees as presently maintained and a list prepared by the Company's insurance broker of all such policies or binders for all times since December 31, 1987. All insurance coverage applicable to each of the Companies or its respective businesses or assets is in full force and effect provides coverage as may be required by applicable law and by any and all contracts to which any Company is a party. There is no default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. There are no outstanding performance bonds covering or issued for the benefit of any Company. No insurer has advised any Company that it intends to reduce coverage, increase premiums or fail to renew existing policy or binder.


          3.24.  Accounts Receivable. The accounts receivable set forth on the
                 -------------------
Balance Sheets, and all accounts receivable arising since the date of the Balance Sheets, represent bona fide claims of the Companies against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, contracts or customer requirements. To the Companies' knowledge, said accounts receivable are subject to no defenses, counterclaims or rights of setoff other than those that have arisen in the ordinary course of business consistent with past experiences which in the aggregate would not have a Material Adverse Effect. The reserves for bad debts on accounts receivable as set forth on the Balance Sheets have been established by estimates of the Company made in the exercise of its business judgment consistent with past practices and in accordance with GAAP.

          3.25.  Inventory. Schedule 3.25 contains a complete and accurate list
                 ---------
of all inventory set forth on the Balance Sheets and the addresses at which such inventory is located. The Companies have good title to, and unrestricted possession of, all inventory set forth on the Balance Sheets, free and clear of all liens, mortgage, pledges, encumbrances, and security interests except as set forth on Schedule 3.25. The inventory as set forth on the Balance Sheets or arising since the date of the Balance Sheets was acquired and has been maintained in the ordinary course of business of the Companies consistent with past practices, and is valued at amounts based on the normal valuation policy of the Companies.

          3.26.  Payments. No Company has, directly or indirectly, paid or
                 --------
delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other party, in the United States or any other country, which is in any manner related to the business, assets or operations of any Company, which is, or may be with the passage of time or discovery, illegal under any federal, state or local laws of the United States (including, without limitation, the U.S. Foreign Corrupt Practices' Act) or any other country having jurisdiction. No Company has participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers.

          3.27.  Customers, Distributors and Suppliers. Schedule 3.27 sets forth
                 -------------------------------------
a complete and accurate list of the names and addresses of each Company's (i) ten largest (in terms of dollar volume) customers, distributors and other agents and representatives during each Company's last fiscal year, showing the approximate total sales in dollars by such Company to such customer during such fiscal year; and (ii) suppliers during each Company's last fiscal year, showing the approximate total purchases in dollars by each Company from such supplier during such fiscal year. Since the date of the Balance Sheets, no Company has received any written communication regarding any adverse change in the business relationship of such Company with any customer, distributor or supplier named on Schedule 3.27. No Company has received any written communication from any customer, distributor or supplier named on Schedule 3.27 regarding any intention, and no Company has any reason to anticipate that any customer, distributor or supplier intends, to terminate or materially reduce purchases from or supplies to such Company.

          3.28.  Banking Relationships. Schedule 3.28 sets forth a complete and
                 ---------------------
accurate description of all arrangements that each Company has with any banks, savings and loan associations or other financial institutions providing for checking accounts, safe deposit boxes, borrowing arrangements, and certificates of deposit or otherwise, indicating in each case account numbers, if applicable, and the person or persons authorized to act or sign on behalf of each Company in respect of any of the foregoing.

          3.29.  Material Misstatements Or Omissions. No representations or
                 -----------------------------------
warranties by the Companies or the Existing Shareholders in this Agreement, including, without limitation, the Exhibits and Schedules, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained herein not misleading.



                                  ARTICLE IV.

                    REPRESENTATIONS AND WARRANTIES OF BABF

     BABF represents and warrants to the Companies and the Existing Shareholders as follows:

          4.1.  Organization and Standing. BABF City Corp. is a corporation duly
                -------------------------
incorporated, organized, and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement, the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby.

          4.2.  Authorization. This Agreement has been duly authorized, executed
                -------------
and delivered by BABF, and is its valid and binding obligation, enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles limiting the right to obtain specific performance or other equitable remedies, or by applicable bankruptcy or insolvency laws and related decisions affecting creditors' rights generally.

          4.3.  No Conflict. Neither the execution and delivery of this
                -----------
Agreement, the Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, will (i) result in the acceleration of, or the creation in any party of any right to accelerate, terminate, modify or cancel any indenture, contract, lease, sublease, loan agreement, note or other obligation or liability to which BABF is a party or by which it is bound or to which any of its assets is subject, (ii) conflict with or result in a breach of or constitute a default under any provision of its Certificate of Incorporation or Bylaws (or other charter documents), or a default under or violation of any material restriction, lien, encumbrance or any contract to BABF is a party or by which it is bound or to which any of its assets is subject or result in the creation of any lien or encumbrance upon any of said assets, (iii) violate or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which BABF is subject, or (iv) violate, conflict with or result in a breach of any applicable federal or state rule or regulation.

          4.4.  Litigation. There are no actions, suits, proceedings or
                ----------
investigations pending, or to BABF's best knowledge after a review of its files related to litigation, threatened which question the validity of this Agreement or of any action taken or to be taken in connection herewith or the consummation of the transactions contemplated herein.

          4.5.  Brokers, Finders. BABF has not retained any broker or finder,
                ----------------
nor is obligated or has agreed to pay any brokerage or finder's commission, fee or similar compensation, in connection with the transactions contemplated herein, other than pursuant to the Corporate Development and Administrative Services Agreement to be entered into at Closing between City and Brentwood Private Equity LLC.

          4.6.  Approvals, Etc. All consents, approvals, authorizations and
                --------------
orders (corporate, governmental or otherwise) necessary for the due authorization, execution and delivery by BABF of this Agreement, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been obtained.

          4.7.  Material Misstatements or Omissions. No representations or
                -----------------------------------
warranties by BABF in this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements of facts contained herein not misleading.



                                  ARTICLE V.

                      CONDUCT OF BUSINESS PENDING CLOSING

                          AND POST-CLOSING COVENANTS

          The Companies, the Existing Shareholders and BABF each covenant with the others as follows:

          5.1.  Further Assurances. Upon the terms and subject to the conditions
                ------------------
contained herein, the Parties agree, both before and after the Closing, (i) to use all reasonable good faith efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement or the Ancillary Agreements, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (iii) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the parties agree to use their respective good faith reasonable efforts (A) to obtain all necessary waivers, consents and approvals from other parties (including, without limitation, governmental entities) to the consummation of the transactions contemplated by this Agreement, except that no Parties shall be required to engage in litigation or to incur any material costs with respect thereto (other than payment of the H-S-R filing fee by BABF; (B) to obtain all necessary Permits as are required to be obtained under any regulations; (C) to defend all Actions challenging this Agreement or the consummation of the transactions contemplated hereby; (D) to lift or rescind any injunction or restraining order or other court order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (E) to give all notices to, and make all registrations and filings with third parties, including, without limitation, submissions of information requested by governmental authorities; and (F) to fulfill all conditions to this Agreement. If not previously done, within five (5) calendar days after the execution and delivery of this Agreement, the Parties shall make all filings required under the H-S-R Act.

          5.2.  No Solicitation and Confidentiality.
                -----------------------------------

          (a) The Confidentiality Agreement, dated February 26, 1998, by and between Brentwood Private Equity LLC and City, shall continue in effect until the Closing. From the date hereof through the Closing or the earlier termination of this Agreement, none of the Parties nor their representatives (including, without limitation, investment bankers, attorneys and accountants) shall, directly or indirectly, enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any other way with, any corporation, partnership, person or other entity or group, concerning any sale of all or a portion of the Companies, or of any shares of capital stock of any Company, or any merger, consolidation, liquidation, dissolution or similar transaction involving any Company (each such transaction being referred to herein as a "Proposed Acquisition Transaction") other than with (i) another Party hereto and their representatives or (ii) employees of the Companies regarding such employees' possible investments in City. No Company shall, directly or indirectly, through any officer, director, employee, representative, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) or entity relating to any Proposed Acquisition Transaction. Each of the Companies represents that it is not now engaged in discussions or negotiations with any party other than BABF with respect to any of the foregoing.

          (b)  Notification.  Each of the Companies will immediately notify BABF
               ------------
if any discussions or negotiations are sought to be initiated, any inquiry or proposal is made, or any information is requested with respect to any Proposed Acquisition Transaction and notify BABF of the terms of any proposal which it may receive in respect of any such Proposed Acquisition Transaction, including, without limitation, the identity of the prospective purchaser or soliciting party.

          5.3.  Disclosures.
                -----------

          (a) Prior to the Closing, none of the Parties shall disclose the details nor the status of the transactions contemplated by this Agreement except
(i) as required by law, (ii) to Jim Stone and his representatives or (iii) certain vendors of the Companies.

          (b) Prior to the Closing, the Parties shall agree on the terms of any press releases or other public announcements related to this Agreement and shall consult with each other before issuing any press releases or other public announcements related to this Agreement; provided, however, that any party may make a public disclosure if in the opinion of such party's counsel it is required by law to make such disclosure. The parties agree, to the extent practicable, to consult with each other regarding any such required public announcement in advance thereof.

          5.4.  Notification of Certain Matters. From the date hereof through
                -------------------------------
the Closing, each of the Companies shall give prompt notice to BABF of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any exhibit or Schedule hereto to be untrue or inaccurate in any material respect and (b) any material failure of any Company, or of any of their respective shareholders or representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or Schedule hereto; provided, however, that such
                                                  --------  -------
disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Each of the Companies shall promptly notify BABF of any default, the threat or commencement of any Action, or any development that occurs before the Closing that could in any way materially affect any Company, its assets or its business.

          5.5.  Investigation by BABF and Its Representatives.
                ---------------------------------------------

          (a) The Companies shall, and shall cause its officers, directors, employees and agents, to afford BABF and its representatives complete access at all reasonable times and upon reasonable notice to each Company's Facilities, officers, employees, agents, attorneys, accountants, properties, books and records, and contracts, and shall furnish BABF and its representatives, all financial, operating and other data and information as BABF through its respective representatives, may reasonably request, including an unaudited consolidated balance sheets and the related statements of earnings and retained earnings and cash flow for each month from the date hereof through the Closing Date within 15 calendar days after the end of each month, which financial statements shall be in accordance with the books and records of each of the Companies and be prepared in accordance with accounting principles and procedures historically used in preparing interim statements, all of which will be unaudited without footnotes and subject to normal year-end adjustments.

          (b) BABF shall have the right to conduct due diligence of the Leased Real Property, to confirm that all such Leased Real Property are in compliance with environmental and zoning laws and the Americans with Disabilities Act of 1990. BABF agrees to order Phase I site assessment reports and, if necessary, Phase II site assessment reports for the Leased Real Property. BABF shall initially bear the costs of the due diligence which it incurs, but if the Closing occurs, City shall bear (and reimburse BABF for) all such costs of the due diligence; provided, however, that the Existing Shareholders shall be liable up to $50,000
--------  -------
for any environmental remediation recommended in the site assessment reports of any Leased Real Property. If remediation costs exceed $50,000, the Parties will negotiate in good faith regarding such excess, but no Party will have any liability for failure to reach an agreement on this point.

          5.6.  Conduct of Business. From the date hereof through the Closing,
                -------------------
the Companies shall, except as contemplated by this Agreement, or as consented to by BABF in writing, operate their respective businesses in the ordinary course of business and in accordance with past practice and will not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, no Company shall, except as specifically contemplated by this Agreement or as consented to by BABF in writing:

          (a)  change or amend its Articles of Incorporation or Bylaws;

          (b) enter into, extend, materially modify, terminate or renew any contract or lease, except in the ordinary course of business;

          (c) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any assets, or any interests therein, except in the ordinary course of business and, without limiting the generality of the foregoing, each Company will produce, maintain and sell inventory consistent with its past practices;

          (d) incur any liability for long-term interest bearing indebtedness, guarantee the obligations of others, indemnify others or, except in the ordinary course of business, incur any other liability;

          (e)  (i)    take any action with respect to the grant of any bonus,
     severance or termination pay (otherwise than pursuant to policies or agreements of each of the Companies in effect on the date hereof that are described on the Schedules) or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect on the date hereof or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing Employee Plan or policy, except that the Companies may pay aggregate bonuses of up to $400,000 to four employees identified by Larry Clayton prior to the date hereof;

               (ii) make any change in the key management structure, including, without limitation, the hiring of additional officers or the termination of existing officers ;

               (iii) adopt, enter into or amend any Employee Plan, agreement (including, without limitation, any collective bargaining or employment agreement), trust, fund or other arrangement for the benefit or welfare of any employee, except for any such amendment as may be required to comply with applicable Regulations; or

               (iv) fail to maintain all Employee Plans in accordance with applicable Regulations;

          (f) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof;

          (g) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock except for (i) distributions in an amount not to exceed $75,000 made to the shareholders of Friction representing the undistributed balance of 1997 taxable income, (ii) distributions to Existing Shareholders immediately prior to Closing as set forth in Section 1.2 hereof, and (iii) distributions or advances made to Existing Shareholders not in excess of Year to Date Income plus $10,000,000 pursuant to Section 5.6(e)(i) hereof;
                       ----

          (h) fail to expend funds for budgeted capital expenditures or commitments;

          (i) willingly allow or permit to be done, any act by which any of the Insurance Policies may be suspended, impaired or canceled;

          (j)  (i)    fail to pay its accounts payable and any debts owed or
     obligations due to it, or pay or discharge when due any liabilities, in the ordinary course of business; or

               (ii) fail to collect its accounts receivable in the ordinary course of business;

          (k) fail to maintain its assets in substantially their current state of repair, excepting normal wear and tear or fail to replace consistent with past practice inoperable, worn-out or obsolete or destroyed assets;

          (l) make any loans or advances to any partnership, firm or corporation, or, except for expenses incurred in the ordinary course of business, any individual;

          (m) make any income tax election or settlement or compromise with tax authorities without providing BABF with written notice of such election, settlement or compromise;

          (n) fail to comply with all regulations applicable to it, its assets and its business, the violation of which would singly or in the aggregate have a Material Adverse Effect;

          (o) intentionally do any other act which would cause any representation or warranty of any Company in this Agreement to be or become untrue in any material respect;

          (p) issue, repurchase or redeem or commit to issue, repurchase or redeem, any shares of its capital stock, any options or other rights to acquire such stock or any securities convertible into or exchangeable for such stock;

          (q) fail to use its good faith reasonable efforts consistent with past practices to (i) retain its employees and (ii) maintain the its business so that such employees will remain available to it on and after the Closing Date,
(iii) maintain existing relationships with suppliers, customers and others having business dealings with it and (iv) otherwise preserve the goodwill of its business so that such relationships and goodwill will be preserved on and after the Closing Date;

          (r) enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder.

          5.7.  Tax Matters.
                -----------

          (a) Each S Corp shall timely prepare and file, or cause to be prepared and filed, Internal Revenue Service Form 1120S (and any analogous state or local Tax Returns) in accordance with Section 1362(e) of the Code and each limited liability company shall prepare and file, or cause to be prepared and filed Internal Revenue Service Form 1065 (and any analogous state or local Income Tax Returns), for the period January 1, 1997 through the day immediately preceding the Closing Date (the "S Short Year") and Internal Revenue Service Schedules K-1 for the S Short Year. As used herein, all reference to Income Tax Returns shall include the Internal Revenue Service Form 1065 and any analogous state or local Income Tax Returns applicable to limited liability companies. Each S Corp shall deliver such Income Tax Returns to BABF or its representatives and allow BABF the opportunity to comment upon such returns prior to the filing thereof. The Existing Shareholders shall timely pay, or cause to be paid, when due (i) all Income Taxes relating to the periods covered by such Income Tax Returns and (ii) any other Income Taxes relating to periods ending on or before the Closing Date and not accrued on the Balance Sheets. Nothing herein shall be construed to limit the rights of City or BABF under the provisions of Section
8.1 with respect to any breach of the representations and warranties contained in Section 3.12.

          (b) Except as provided in Section 5.7(a) and subject to Section 5.7(c) hereof, City shall prepare or complete, or cause to be prepared or completed, and timely file, or cause to be timely filed, all Tax Returns of each Company required to be filed that relate to a taxable period that ends on or prior to or includes the Closing Date to the extent such Tax Returns have not been filed prior to the Closing Date, and shall timely pay, or cause to be timely paid, when due, all Taxes relating to such Tax Returns in accordance with all applicable laws and regulations. Nothing herein shall be construed to limit the rights of City and BABF under Section 8.1 hereof with respect to any breach of the representations and warranties contained in

Section 3.12 hereof. Except as provided in Section 5.7(a) hereof, with respect to Tax Returns of any Company not filed prior to the Closing Date that relate to a taxable period that ends on or prior to or includes the Closing Date, such Tax Returns shall be prepared or completed by each Company in a manner consistent with the prior practice of each Company (including elections and accounting methods and conventions, the conversion of the S Corps from subchapter "S" to subchapter "C" corporations and as otherwise required by applicable law or regulation or otherwise agreed to by each S Corp prior to the filing thereof), and in a manner that does not distort taxable income (e.g., by accelerating
                                                      ----
income to a period or periods prior to the Closing Date or deferring deductions to a period or periods after the Closing Date).

          (c) Although the Companies, as the taxpayers or in connection with filing the Tax Returns specified in Section 5.7(b) above, may be required to pay Income Taxes relating to time periods ending on or before the Closing Date ("Pre-Closing Income Taxes"), it is the intention of the Parties that, to the extent such Pre-Closing Income Taxes (including any penalties, interest or additions to Tax) were not fully accrued on the Closing Balance Sheet, the Existing Shareholders will be responsible for such Pre-Closing Income Taxes either by payment of such Pre-Closing Income Taxes themselves or pursuant to
Section 8.1 hereof.

          (d) City shall promptly notify the Existing Shareholders in writing upon receipt by City or any affiliate of City of notice of any pending or threatened proceeding relating to Taxes for which the Existing Shareholders may be liable under a Tax proceeding ("Tax Proceeding"). The Existing Shareholders shall have the sole right to control, conduct, and otherwise represent the interests of each Company in any such Tax Proceeding; provided, however, that
                                                      --------  -------
without the prior written approval of City, which approval shall not be unreasonably withheld or delayed, the Existing Shareholders shall not agree or consent to compromise or settle any issue or claim arising in any such Tax Proceeding to the extent that any such compromise, settlement, consent or agreement would have an adverse effect on City for any period ending after the Closing Date.

          (e) None of City nor any affiliate of City shall, without the prior written consent of the Existing Shareholders, which consent shall not be unreasonably withheld or delayed, file or cause to be filed, any amended Tax Return or claim for Tax refund with respect to any Company relating to Taxes for which the Existing Shareholders may be liable hereunder. Promptly after the reasonable request of the Existing Shareholders, at the sole expense of the Existing Shareholders (provided that the Existing Shareholders shall not be
                       --------
responsible for reimbursing City for the cost of City's employees' time expended in connection therewith), City shall, or cause the appropriate Company, to file any amended Tax Return or claim for Tax refund relating to Taxes for which the Existing Shareholders may be liable hereunder, provided that such amended Tax
                                               --------
Returns or claims shall be prepared in a manner consistent with the principles set forth in Section 5.7(b) hereof and, in the reasonable determination of City, shall conform to applicable laws and regulations. If City or any affiliate of City shall receive a Tax refund relating to a period or transaction for which the Existing Shareholders are liable hereunder, City shall, within 30 days after receipt of such Tax refund, remit such Tax refund (including any interest received on such Tax refund and net of (i) any Tax cost relating to the receipt of such Tax refund and (ii) any unreimbursed cost or expense incurred in obtaining such Tax refund), to the Existing Shareholders. For purposes of this
Section 5.7 hereof, the term "Tax refund" shall include a reduction in Tax or the use of an overpayment as a credit or other Tax offset, and the receipt of a refund shall be deemed to be realized upon the earliest to occur of (i) the date on which City has actual knowledge that a payment due to the relevant taxing authority (for which City would be responsible under this Agreement) has been offset by such a refund and (ii) the receipt of cash.

          (f) After the date hereof, City and the Companies shall provide each other and the Existing Shareholders, with such cooperation and information relating to each Company as either party reasonably may request in (i) filing any Tax Return, amended Tax Return or claim for Tax refund, (ii) determining any Tax liability or a right to a Tax refund, (iii) conducting or defending any proceeding in respect of Taxes or (iv) effectuating the terms of this Agreement. The Parties and each Company shall retain all Tax Returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such Tax Returns and other documents relate and until the final determination of any Tax in respect of such years. Any information obtained under this Section 5.7 shall be kept confidential, except as may be otherwise necessary in connection with filing any Tax Return, amended Tax Return, or claim for Tax refund, determining any Tax liability or right to a Tax refund, or in conducting or defending any proceedings in respect of Taxes.

          (g) The Parties agree that for purposes of preparing the Tax Returns, the books will be closed effective as of the Closing.

          5.8  Non-Compliance With and Termination of This Agreement. This
               -----------------------------------------------------
Agreement may be terminated at any time prior to the Closing as follows:

          (a)  by the mutual agreement of the Companies and BABF, provided such
                                                        --------
     termination is set forth in writing executed by each Party;

          (b) by BABF, if any of the conditions specified in Section 6.1 hereof (other than the expiration or other termination of all applicable H-S-R waiting periods) shall not have been met by June 15, 1998 and shall not have been waived in writing by BABF;

          (c) by the Companies and the Existing Shareholders, if any of the conditions set forth in Section 7.1 hereof (other than the expiration or other termination of all applicable H-S-R waiting periods) shall not have been met by June 15, 1998 and shall not have been waived in writing by the Companies and the Existing Shareholders;

          (d) if the Parties are unable to reach an agreement regarding the allocation of and responsibility for the remediation costs in excess of $50,000 as set forth in Section 5.5(b); or

          (e)  if the Closing does not occur by June 15, 1998 for any reason.

If this Agreement is validly terminated pursuant to this Section, this Agreement will forthwith become null and void, except that the provisions of Section 5.3 and Section 9.1 hereof will continue to apply following any such termination; provided, however, no Party will be relieved of any liability that such Party may have to any other Party by reason of such Party's breach of this Agreement.

          5.9  Covenant of Larry Clayton Regarding City Friction Property.
               ----------------------------------------------------------
Notwithstanding any other provisions of this Agreement, Larry Clayton agrees to undertake the following actions immediately at his sole cost and responsibility at the City Friction facility:

          (a) reimburse BABF up to $25,000 for environmental enhancements implemented by BABF within ninety days from the Closing, such as prevention and proper handling of stormwater, runoff, releases, leaks or discharges and repair and improvement of the sand interceptor or other such feature; and

          (b) remediate soil contamination from petroleum hydrocarbons adjacent to the uncovered concrete pad to a level of no more than 100 parts per million of total petroleum hydrocarbons or other mandated regulatory levels, including taking confirmatory soil samples at locations and depths reasonably satisfactory to BABF; Larry Clayton will be solely responsible for the petroleum hydrocarbon soil contamination cleanup, in compliance with all Environmental Laws associated with such petroleum hydrocarbon contamination cleanup, including reporting obligations.


                                  ARTICLE VI.

                CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS

                                    BY BABF

          The obligations of BABF under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived by BABF

          6.1.  No Injunctive Proceedings. No preliminary or permanent
                -------------------------
injunction or other order (including a temporary restraining order) of any state for federal court or other governmental agency which prevents the consummation of the transactions which are the subject of this Agreement shall have been issued and remain in effect (provided that BABF has acted in accordance with the
                             --------
requirements of Section 5.1 hereof).

          6.2.  Representations and Warranties. The representations and
                ------------------------------
warranties of the Companies and the Existing Shareholders contained in this Agreement shall be true and correct in all material respects as of the Closing Date, as if made on such date, except as otherwise contemplated by this Agreement.

          6.3.  Performance of Agreements. The Companies and the Existing
                -------------------------
Shareholders shall have fully performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by them pursuant to the terms hereof on or prior to the Closing Date.

          6.4.  Compliance Certificate. The Companies and the Existing
                ----------------------
Shareholders shall have delivered to BABF or its representatives, their respective certificates, dated the Closing Date, executed on their behalf by their respective duly authorized representatives, as to the fulfillment of the conditions set forth in Sections 6.2 and 6.3 hereof.

          6.5.  Material Changes. There shall not have been any Material Adverse
                ----------------
Effect from the date hereof to the Closing Date.

          6.6.  Opinion of Counsel. BABF shall have received the opinion of
                ------------------
Berkowitz, Lefkovits, Isom & Kushner, counsel for the Companies and the Existing Shareholders, in the form set forth in Schedule 6.6 hereto.

          6.7.  Consents, Etc. The authorizations, consents or approvals of
                -------------
third parties and governmental regulatory authorities necessary in connection with the consummation of the Closing shall have been obtained and be in full force and effect.

          6.8.  Ancillary Agreements. The following agreements (the "Ancillary
                --------------------
Agreements") shall have been executed and delivered by all parties thereto other than BABF: (i) the New Leases substantially in the forms attached hereto as Exhibit A1 and A2, (ii) a Management Services Agreement (including noncompete clauses) with an entity owned by Larry Clayton and Delton Clayton substantially in the form attached hereto as Exhibit B, (iii) a Stockholders' Agreement for City substantially in the form attached hereto as Exhibit C, (iv) a Corporate Development and Administrative Services Agreement by and between Brentwood Private Equity LLC and City substantially in the form attached hereto as Exhibit D, and (v) a Noncompetition Agreement substantially in the form attached hereto as Exhibit E.

          6.9.  Resignations. Subject to the Stockholder's Agreement attached
                ------------
hereto as Exhibit A, BABF shall have received the resignations of those directors of any Company as it may request.

          6.10. Escrow Agreement. An escrow agreement ("Escrow Agreement") by
                ----------------
and among Larry Clayton, as representative of the Existing Shareholders, and BABF, substantially in the form attached hereto as Exhibit F, in connection with the holdback escrow arrangement described in Section 8.7 hereof, shall have been executed and delivered.

          6.11. Loans and Advances. All loans or advances to an Existing
                ------------------
Shareholder by a Company or to a Company by an Existing Shareholder shall have been repaid in full.

          6.12. Pre-Closing Events. The Pre-Closing Events described in Sections
                ------------------
1.1 and 1.2 hereof (assuming BABF has performed its obligations under Section 1.2(a) hereof) shall have occurred.

          6.13  Consultant's Letter. Larry Clayton shall cause his consultant to
                -------------------
provide a letter reasonably satisfactory to BABF (i) documenting the consultant's conclusion that the total petroleum hydrocarbons and arsenic detected in the vicinity of the sand interceptor is not reportable to any government regulator under any Environmental Law and (ii) permitting BABF to rely on the consultant's conclusions.



                                 ARTICLE VII.

            CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS BY THE
                    COMPANIES AND THE EXISTING SHAREHOLDERS

          The obligations of the Companies and Existing Shareholders under this Agreement are subject to the fulfillment prior to the Closing of each of the following conditions, any one or more of which may be waived by the Companies and the Existing Shareholders:

          7.1.  No Injunctive Proceedings. No preliminary or permanent
                -------------------------
injunction or other order (including a temporary restraining order) of any state or federal court or other governmental agency which prevents the consummation of the transactions which are the subject of this Agreement shall have been issued and remain in effect.

          7.2.  Representations and Warranties. Except as otherwise contemplated
                ------------------------------
by this Agreement, representations and warranties of BABF contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on such date.

          7.3.  Performance of Agreements; Instruments of Transfer. BABF shall
                --------------------------------------------------
have fully performed in all material respects all obligations, agreements, conditions and commitments required to be fulfilled by BABF on or prior to the Closing Date and shall have tendered to the Companies and the Existing Shareholders, the documents, instruments and certificates required by Article 7 hereof.

          7.4.  Compliance Certificates. BABF shall have delivered to the
                -----------------------
Companies and the Existing Shareholders its respective certificate, dated the Closing Date, executed on its behalf by its President or a Vice President, as to the fulfillment of the conditions set forth in Sections 7.2 and 7.3 hereof.

          7.5.  Ancillary Agreements. The condition set forth in Section 6.8
                --------------------
hereof shall be satisfied, except that such documents shall be signed by all parties other than the Existing Shareholders and/or entities controlled by them.

          7.6.  Opinion of Counsel. The Companies and the Existing Shareholders
                ------------------
shall have received the opinion of Latham & Watkins, counsel for BABF, in the form set forth in Schedule 7.6 hereto.



                                 ARTICLE VIII.

                                INDEMNIFICATION

          8.1.  Indemnification by the Existing Shareholders. Subject to the
                --------------------------------------------
provisions of this Article 8, Larry Clayton will indemnify, defend and hold City, BABF and each of their respective stockholders, subsidiaries, officers, directors, employees, agents, successors and assigns, in each case in their capacity as such and not in any capacity as an Existing Shareholder (BABF, City and such indemnified persons are collectively hereinafter referred to as "BABF's Indemnified Persons"), harmless from and against any and all loss, liability, damage (excluding consequential, indirect and punitive damages) or deficiency (including interest, penalties, judgments, costs of preparation and investigation, and reasonable attorneys' fees) (collectively, "Losses") that BABF's Indemnified Persons may suffer, sustain, incur or become subject to arising out of or due to: (a) any inaccuracy of any representation of the Companies and the Existing Shareholders in this Agreement or in any Schedule hereto; (b) the breach of any warranty of the Companies and the Existing Shareholders in this Agreement or any Schedule hereto, (c) environmental liabilities caused by any of the Companies which were not disclosed in the Phase I or Phase II Site Assessment Reports described in Section 5.5(b) hereof, provided that there will be no liability solely for conditions or actions which
--------
were not in violation of law as it exists or was interpreted by relevant judicial or administrative authorities as of the Closing but later become violations of law as a result of changes in law after the Closing, or (d) the nonfulfillment of any covenant, undertaking, agreement or other obligation of the Companies and the Existing Shareholders under this Agreement or any Schedule hereto, not otherwise waived by BABF "Losses" as used herein is not limited to matters asserted by third parties, but includes Losses incurred or sustained in the absence of third party claims. Payment is not a condition precedent to recovery of indemnification for Losses.


          8.2.  Indemnification by BABF Subject to this Article 8, BABF agrees
                -----------------------
to indemnify, defend and hold the Existing Shareholders and their respective heirs, successors and assigns (the Existing Shareholders and such persons are hereinafter collectively referred to as "Existing Shareholders' Indemnified Persons"), harmless from and against any and all Losses that the Existing Shareholders' Indemnified Persons may suffer, sustain, incur or become subject to arising out of or due to: (a) any inaccuracy of any representation of BABF in this Agreement or in any Schedule hereto; (b) the breach of any warranty of BABF in this Agreement or any Schedule hereto; and (c) the nonfulfillment of any covenant, undertaking, agreement or other obligation of BABF under this Agreement or any Schedule hereto, not otherwise waived by an Existing Shareholder.

          8.3.  Indemnification by City for Tax-Related Issues. Subject to this
                ----------------------------------------------
Article 8, City agrees to indemnify the Existing Shareholders' Indemnified Persons for the amount of any incremental tax owed by the Existing Shareholders as a result of the structure of the transactions contemplated by this Agreement which is greater than that which the Existing Shareholders would have paid if the Companies prior to any restructuring contemplated herein had sold their assets to a new entity owned by BABF. After calculating the amount of such indemnity, such amount will be increased to compensate for taxes payable on such indemnity payment (but not for taxes on such increase); provided, however, the
                                                        --------  -------
Existing Shareholders will reimburse City for the amount of any tax savings enjoyed by them over the taxes they would have paid in an asset sale if the
Section 338(h)(10) election to be made by City and BABF in connection with these transactions is disregarded by the Internal Revenue Service, and the transactions are treated as a combination of redemption and sale of stock. Notwithstanding any contrary provision contained herein, the indemnities provided for in his Section 8.3 hereof shall not be subject to the $500,000 deductible amount or the $5,000,000 ceiling amount provided in Section 8.5 hereof.

          8.4.  Survival of Representations, Warranties and Covenants. The
                -----------------------------------------------------
several representations, warranties, covenants of the Parties contained in this Agreement or in any document delivered pursuant hereto and the Parties' right to indemnity in accordance with this Article 8 shall survive the Closing Date and shall remain in full force and effect thereafter for a period (the "Effective Period") ending the earlier of (i) the 60th day following the delivery of the audited financial statements for the first full fiscal year of City ending after the Closing, or (ii) June 30, 1999, and shall be effective with respect to any inaccuracy therein or breach thereof, notice of which shall have been duly given within the Effective Period in accordance with Section 8.6 hereof, after which Effective Period they shall terminate and be of no further force or effect; provided, however, that the representations and warranties contained in Section
--------  -------
3.12 hereof, relating to tax matters, and the matters contained in Section 8.3 shall survive for the length of the applicable statute of limitations.

          8.5.  Threshold; Deductible. Except as provided in the last sentence
                ---------------------
of Section 8.3 hereof or in this Section 8.5, no BABF Indemnified Person or Existing Shareholders' Indemnified Person shall be entitled to any recovery in accordance with this Article 8 unless and until the amount of such Losses suffered, sustained or incurred by such party, or to which such party becomes subject, by reason of such inaccuracy or breach, exceeds $500,000 and then only to the extent of such excess. Except for willful and intentional fraud, liability for breach of representations and warranties under this Agreement shall not exceed $5,000,000, except that liability of Larry Clayton for breach of tax representations and warranties shall not be subject to either the $500,000 deductible nor $5,000,000 ceiling. In addition, the $500,000 deductible and the $5,000,000 ceiling do not apply to the obligations of the Companies and the Existing Shareholders under Section 5.7 hereof. Indemnification pursuant to this Agreement shall constitute the sole and exclusive monetary remedy of the Parties with respect to any breach of the representation, warranties, covenants or agreements contained in this Agreement; provided, however, that if indemnification is not available, any Party may pursue any other remedy to the extent that any awards under such remedy does not, in the aggregate with all other indemnification recoveries hereunder, exceed the $5,000,000 cap set forth in this Section 8.5, except in the cases referred to in Sections 8.3 and 8.5 hereof where the cap is not applicable.

          8.6.  Notice and Opportunity to Defend. If a claim for Losses (a
                --------------------------------
"Claim") is to be made by a party seeking indemnification hereunder, such party seeking indemnification (the "Indemnitee") shall notify the party obligated to provide indemnification (the "Indemnitor") promptly. If such event involves (a) any claim or (b) the commencement of any action or proceeding by a third person, the Indemnitee shall give the Indemnitor written notice of such claim or the commencement of such action or proceeding. Delay or failure to so notify the Indemnitor shall only relieve the Indemnitor of its obligations to the extent, if at all, that it is prejudiced by reasons of such delay or failure. The Indemnitor shall have a period of 30 days within which to respond thereto. If the Indemnitor accepts responsibility or does not respond within such 30-day period, then the Indemnitor shall be obligated to compromise or defend, at its own expense and by counsel chosen by the Indemnitor, such matter, and the Indemnitor shall provide the Indemnitee with such assurances as may be reasonably required by the Indemnitee to assure that the Indemnitor will assume and be responsible for the entire liability at issue, subject to the limitations set forth in Section 8.5 hereof. If the Indemnitor fails to assume the defense of such matter within said 30-day period, the Indemnitee against which such matter has been asserted will (upon delivering notice to such effect to the Indemnitor) have the right to undertake, at the Indemnitor's cost and expense, the defense, compromise or settlement of such matter on behalf of the Indemnitee. The Indemnitee agrees to cooperate fully with the Indemnitor and its counsel in the defense against any such asserted liability. In any event, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by the Indemnitor shall require the prior written consent of the Indemnitee, which consent will not be unreasonably withheld and in the event the Indemnitee defends any such asserted liability, then any compromise of such asserted liability by the Indemnitee shall require the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld.

          8.7.  Indemnification Payments through Surrender of City Stock. At the
                --------------------------------------------------------
Closing, BABF and Larry Clayton will deposit into a holdback escrow arrangement either $2,000,000 in cash or shares of Common and Preferred Stock of City ("Pro Rata Strip") pursuant to the Escrow Agreement to serve as partial security for the indemnification obligations of Larry Clayton under this Agreement. Indemnification obligations shall initially be satisfied pursuant to the terms and conditions set forth in the Escrow Agreement attached hereto as Exhibit F until the escrow is exhausted.

          8.8.  Insurance. For the duration of the Effective Period, BABF shall
                ---------
cause City and the other Companies to maintain general liability insurance on the Companies and its assets in amounts comparable to that in effect prior to the Closing and to include Larry Clayton as an additional insured thereon. The amount of any claims otherwise subject to indemnification to this Agreement shall be reduced by the amount of any insurance proceeds actually received by such Party in respect of such claims.

                                  ARTICLE IX.
                                 MISCELLANEOUS

          9.1.  Expenses. Except as otherwise set forth in this Agreement, if
                --------
and only if the Closing occurs, City shall, as soon as reasonably practicable, pay the expenses and costs incurred by it and by each of the Parties hereto in preparing, negotiating and closing this Agreement, including, without limitation, any expenses set forth in Section 2.2(a)(iv) hereof. Otherwise, each party hereto shall bear its own expenses.

          9.2.  Notices. All notices, requests, demands and other communications
                -------
given hereunder (collectively, "Notices") shall be in writing and delivered personally or by overnight courier to the parties at the following addresses or sent by telecopier or telex, with confirmation received, to the telecopy specified below:

          If to City or any Company, at

               City Truck and Trailer Parts, Inc.
               2901 Third Avenue North
               Birmingham, Alabama  35202
               Attn:  Larry Clayton

          With a Copy to:

               Berkowitz, Lefkovits, Isom & Kushner
               South Trust Tower
               420 North 20th Street, Suite 1600
               Birmingham, Alabama  35203-5202
               Attn:  Harold B. Kushner, Esq.

          If to BABF:

               c/o Brentwood Associates
               11150 Santa Monica Boulevard
               Suite 1200
               Los Angeles, CA  90025
               Attention:  Christopher A. Laurence

          With a Copy to:

               Latham & Watkins
               633 West Fifth Street, Suite 4000
               Los Angeles, California  90071-2007
               Attn:  Elizabeth A. Blendell, Esq.

          All Notices shall be deemed delivered when actually received if delivered personally or by overnight courier, sent by telecopier or telex (promptly confirmed in writing), addressed as set forth above. Each of the Parties shall hereafter notify the other in accordance with this Section 9.2 of any change of address or telecopy number to which notice is required to be mailed.

          9.3.  Counterparts. This Agreement may be executed simultaneously in
                ------------
one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          9.4.  Entire Agreement. This Agreement constitutes the entire
                ----------------
agreement of the Parties with respect to the subject matter hereof and supersedes all prior negotiations, agreements and understandings, whether written or oral, of the Parties.

          9.5.  Headings. The headings contained in this Agreement and in the
                --------
Schedules and Exhibits hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          9.6.  Assignment; Amendment of Agreement. This Agreement shall be
                ----------------------------------
binding upon the respective successors and assigns of the Parties hereto. Except as specifically provided herein, this Agreement may not be assigned by any Party hereto without the prior written consent of all other Parties hereto. This Agreement may be amended only by written agreement of the Parties hereto, duly executed and delivered by an authorized representative of each of the Parties hereto.

          9.7.  Governing Law. This Agreement shall be governed by and construed
                -------------
and enforced in accordance with the internal laws of the State of Delaware applicable to contracts made in that State, without giving effect to the conflicts of laws principles thereof. Each of the Parties to this Agreement hereby irrevocably and unconditionally (i) agrees to be subject to, and hereby consents and submits to, the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, (ii) to the extent such party is not otherwise subject to service of process in the State of Delaware, hereby appoints The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801, as such party's agent in the State of Delaware for acceptance of legal process and (iii) agrees that service made on such agent shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

          9.8.  Further Assurances. Each Party agrees that it will execute and
                ------------------
deliver, or cause to be executed and delivered, on or after the date of this Agreement, all such other instruments and will take all reasonable actions as may be necessary in order to consummate the transactions contemplated hereby, and to effectuate the provisions and purposes hereof.

          9.9.  No Third-Party Rights. This Agreement is not intended, and shall
                ---------------------
not be construed, to create any rights in any parties other than the Companies, BABF and the Existing Shareholders, and no person shall assert any rights as third-party beneficiary hereunder.

          9.10.  Non-Waiver. The failure in any one or more instances of a Party
                 ----------
hereto to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said Party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

          9.11.  Severability. If any term or other provision of this Agreement
                 ------------
is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          9.12.  Incorporation of Exhibits and Schedules. The Exhibits and
                 ---------------------------------------
Schedules hereto are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to "this Agreement" and the words "herein," "hereof" and words of similar import refer to this Agreement (including its Exhibits and Schedules) as an entirety. In the event of any conflict between the provisions of this Agreement and any such Exhibit or Schedule, the provisions of this Agreement shall control.

          9.13.  Knowledge. As used herein, to the "knowledge" or "best
                 ---------
knowledge" or similar phrase means actual knowledge of any Existing Shareholder, any officer of any of the Companies or Affiliates and any employee of any of the Companies or Affiliates whose job duties include the subject matter in question

          9.14.  Disclosure. Any item disclosed in one Section or Schedule shall
                 ----------
be deemed to be disclosed in any other Section or Schedule where such disclosure is relevant, even if there is no express cross-reference. Disclosure of items that may or may not be required to be disclosed by this Agreement does not mean that such items are material or create a standard of materiality and shall not be deemed an admission that any such disclosed matter is or may give rise to a breach of any contract or violation of any law.

          9.15.  Arbitration. To the extent that that Parties are unable to
                 -----------
resolve their disputes or controversies arising out of or relating to this Agreement, or the performance, breach, validity, interpretation or enforcement of this Agreement, through discussion and negotiation, all disputes and controversies will be resolved by binding arbitration in accordance with rules of the JAMS/Endispute, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. A Party may initiate arbitration by sending written notice of its intention to arbitrate to the other Parties and to the JAMS/Endispute, office located in Atlanta, Georgia. Such written notice will contain a description of the dispute and the remedy sought. The arbitration will be conducted at the offices of the JAMS/Endispute office located in Atlanta, Georgia before an independent and impartial arbitrator (who shall be a retired judge) acceptable to all Parties. The arbitrator shall agree to apply the internal laws of the State of Delaware (without regard to conflicts of laws) in interpreting this Agreement. The arbitrator will have the power to award any party all or any portion of its costs and expenses of arbitration. The decision of the arbitrator will be final and binding on the Parties and their successors and assignees. The Parties intend that this agreement to arbitrate be irrevocable.


                           (Signature Page Follows)

          IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement as of the day and year first above written.


                         BABF CITY CORP.,
                         a Delaware corporation


                         BY: /s/ Christopher A. Laurence
                            ----------------------------------------
                            Christopher A. Laurence
                            President



                         CITY TRUCK AND TRAILER PARTS, INC.,
                         an Alabama corporation


                         BY: /s/ William L. Clayton
                            ----------------------------------------
                            William L. Clayton
                            President



                         CITY TRUCK AND TRAILER PARTS OF
                         ALABAMA, INC., an Alabama corporation


                         BY: /s/ William L. Clayton
                            ----------------------------------------
                            William L. Clayton
                            President



                         CITY TRUCK AND TRAILER PARTS OF TENNESSEE, INC., a Tennessee corporation


                         BY: /s/ William L. Clayton
                            ----------------------------------------

                            William L. Clayton
                            President

                         CITY TRUCK AND TRAILER PARTS OF ALABAMA, L.L.C., an Alabama limited liability company


                         BY: /s/ William L. Clayton
                            ----------------------------------------
                            William L. Clayton
                            Member



                         CITY FRICTION, INC.,
                         an Alabama corporation


                         BY: /s/ William L. Clayton
                            ----------------------------------------
                            William L. Clayton
                            President



                         CTTP ALABAMA MERGER SUB, INC.,
                         an Alabama corporation


                         BY: /s/ William L. Clayton
                            ----------------------------------------
                            William L. Clayton
                            President


                         CTTP TENNESSEE MERGER SUB, INC.,
                         a Tennessee corporation


                         BY: /s/ William L. Clayton
                            ----------------------------------------
                            William L. Clayton
                            President

                         CTTP FRICTION MERGER SUB, INC.,
                         an Alabama corporation


                         BY: /s/ William L. Clayton
                            ----------------------------------------
                            William L. Clayton
                            President




                         THE DELTON LANE CLAYTON TRUST
                         dated November 1, 1990


                         BY: /s/ Neil Bailey
                            ----------------------------------------
                            Neil Bailey as Trustee



                         THE DIEDRA ELAINE CLAYTON TRUST
                         Dated November 1, 1990


                         BY: /s/ Neil Bailey
                            ----------------------------------------
                            Neil Bailey as Trustee



                         THE WILLIAM LARRY CLAYTON GRANDCHILDREN'S TRUST Dated April 30, 1997

                         BY: /s/ Neil Bailey
                            ----------------------------------------
                            Neil Bailey as Trustee

                             /s/ William L. Clayton
                            ----------------------------------------
                                    William L. Clayton



                             /s/ Charles Roy Johnson
                            ----------------------------------------
                                    Charles Roy Johnson

                                    ANNEX A



William L. Clayton
The Delton Lane Clayton Trust dated November 1, 1990, Neil Bailey as Trustee The Diedra Elaine Clayton Trust dated November 1, 1990, Neil Bailey as Trustee The William Larry Clayton Grandchildren's Trust dated April 30, 1997, Neil Bailey as Trustee
Charles Roy Johnson

                  LIST OF ANNEXES, EXHIBITS AND SCHEDULES TO
                           STOCK PURCHASE AGREEMENT



Annex A  The Existing Shareholders

Exhibit A1      New Leases
Exhibit A2      New Leases
Exhibit B       Stockholders' Agreement
Exhibit C       Management Services Agreement
Exhibit D       Corporate Development and Administrative Services Agreement
Exhibit E       Noncompetition Agreement
Exhibit F       Escrow Agreement

Schedule 2.3    Allocation of Purchase Price
Schedule 3.1    Corporate Organization and Standing
Schedule 3.2    Affiliates and Merger Subs
Schedule 3.5    Title to Shares
Schedule 3.6    No Conflict or Violation
Schedule 3.7    Facilities
Schedule 3.7(h) Rents for New Leases
Schedule 3.8    Financial Statements
Schedule 3.10   Litigation
Schedule 3.12   Tax Matters
Schedule 3.13   Brokers, Finders
Schedule 3.14   Absence of Certain Changes
Schedule 3.15   Material Contracts
Schedule 3.16   Proprietary Rights
Schedule 3.18   Consents
Schedule 3.19   Employee Benefit Plans; Employment Agreements
Schedule 3.20   Compliance with Environmental Laws
Schedule 3.21   Certain Business Relationships with Companies
Schedule 3.22   Undisclosed Liabilities
Schedule 3.23   Insurance
Schedule 3.25   Inventory
Schedule 3.27   Customers, Distributors and Suppliers
Schedule 3.28   Banking Relationships
Schedule 6.6    Form of Opinion of Berkowitz, Lefkovits, Isom & Kushner
Schedule 7.6    Form of Opinion of Latham & Watkins